Exhibit 8(a)(2)

                                 FORM OF
                            FIRST AMENDMENT TO
                            CUSTODY AGREEMENT

     This First Amendment to the Custody Agreement by and between The CornerCap Group of Funds (the "Trust") and Wachovia Bank of North Carolina, N.A. (the "Custodian"), dated as of October 30, 1992 (the "Custody Agreement"), is made as of ______________, 1998.

                       W I T N E S S E T H:

     WHEREAS, the Custodian acts as custodian of the assets of the Trust pursuant to the Custody Agreement;

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Trust and the Custodian agree as follows:

1. FEES AND EXPENSES. Notwithstanding any contrary provision in the Custody Agreement, CornerCap Investment Counsel, Inc. will pay any and all fees and reimburse any and all expenses (the "Fees and Expenses") due and payable to the Custodian by the Trust under the terms of the Custody Agreement. The Trust is not responsible for the Fees and Expenses after the date of this amendment to the Custody Agreement.

2.   NO FURTHER AMENDMENTS.  Except as amended herein, the
Custody Agreement shall continue in full force and effect pursuant to its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Custody Agreement to be executed by their duly authorized officers as of the day and year first above written.

WACHOVIA BANK OF NORTH        THE CORNERCAP GROUP OF FUNDS
CAROLINA, N.A.



By:_________________________  By:__________________________
Title:______________________  Title:_______________________

Attest:                       Attest:



By:_________________________  By:__________________________
Title:______________________  Title:_______________________

ACKNOWLEDGED AND ACCEPTED BY:

CORNERCAP INVESTMENT
COUNSEL, INC.



By:__________________________
Title:_______________________